Certain confidential information contained in this document, marked by [***], has been omitted pursuant to Regulation S-K, Item 601(b) because the registrant has determined that the omitted information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 10.28

Secondment Agreement

Z Holdings Corporation (the “Receiving Company”) and PayPay Corporation (the “Assignor Company”) agree and enter into this agreement (this “Agreement”) as follows regarding the secondment to the Receiving Company of the employee of the Assignor Company (the “Seconded Employee”) set forth in the Exhibit.

Chapter 1 Secondment

Article 1 Secondment Terms and Status

1.	The Seconded Employee shall maintain his/her employment relationship status with the Assignor Company as an employee of the Assignor Company during the secondment term.

2.

The Seconded Employee shall engage in the work set forth in Article 1, Paragraph 5 under the directions and orders of the Receiving Company. The scope of directions and orders of the Receiving Company shall be the scope of work stipulated in Article 1, Paragraph 5.

3.

The Seconded Employee’s name, position at the Assignor Company, secondment ratio, secondment start date, and secondment end date (hereinafter referred to collectively as the “Seconded Employee Information”) shall be as set forth in the Exhibit.

4.

The secondment term of the Seconded Employee shall be as set forth in the Exhibit; provided, however, that if necessary in the course of business, the secondment term may be extended or shortened by executing a separate amendment memorandum. In this case, the Secondment Cost set out in Article 2 may be revised.

5.	The duties of Seconded Employee at the Receiving Company shall be as follows:

•	Mobile payment and ancillary work.

Article 2 Secondment Cost

1.

The Receiving Company shall pay to the Assignor Company each month the cost of the secondment (the “Secondment Cost”) as consideration for the execution of work by the Seconded Employee at the Receiving Company; provided, however, that if a change should be made to the Secondment Cost due to a change in the secondment conditions, the Secondment Cost shall be changed by executing a separate amendment memorandum.

2.	The amount and payment method of the Secondment Cost shall be as set forth in the Exhibit.

Chapter 2 Work-Related

Article 3 Code of Conduct

1.	The Receiving Company’s rules apply to matters concerning the Seconded Employee’s working hours, break times, holidays, work location, work, and employee inventions.

2.	In addition to the preceding paragraph, the Receiving Company’s rules apply to the code of conduct for the Seconded Employee.

Article 4 Leave

The Seconded Employee’s annual paid leave and special paid leave is granted in accordance with the Assignor Company’s rules and may be taken by receiving the Receiving Company’s approval.

Article 5 Social Insurance Other than Industrial Accident Compensation Insurance

The Seconded Employee’s qualification for social insurance (except for industrial accident compensation insurance) will remain with the Assignor Company.

Article 6 Industrial Accident Compensation Insurance

1.	The employer covered by industrial accident compensation insurance for the Seconded Employee shall be both the Assignor Company and the Receiving Company.

2.

The Assignor Company and Receiving Company shall respectively bear the insurance premiums under the preceding paragraph in accordance with the Seconded Employee’s secondment ratio, and each party shall respectively pay.

Article 7 Transportation Expenses

1.	The Assignor Company shall pay the commuting expenses of the Seconded Employee in accordance with the rules of the Assignor Company.

2.

The Seconded Employee’s business trip expenses and other petty transportation expenses shall be paid by the Receiving Company in accordance with the rules of the Receiving Company; provided, however, that business trip expenses and other petty transportation expenses relating to the work of the Assignor Company shall be paid by the Assignor Company in accordance with the rules of the Assignor Company.

Chapter 3 Treatment of the Secondee

Article 8 Personnel Evaluation

The Assignor Company shall conduct personnel evaluations of the Seconded Employee after taking into consideration the evaluation by the superior at the Receiving Company.

Article 9 Salary and Bonus

1.	The Assignor Company shall pay the salary and bonus of the Seconded Employee directly to the Seconded Employee in accordance with the rules of the Assignor Company.

2.	The party obligated to withhold income tax and the party obligated to make a special collection for the residence tax of the Seconded Employee shall be the Assignor Company.

Article 10 Commendations and Disciplinary Actions

1.

Commendations and disciplinary actions with respect to the Seconded Employee shall be carried out by the Receiving Company after consultation with the Assignor Company in accordance with the rules of the Receiving Company.

2.

If the Seconded Employee is subject to a disciplinary action that calls for dismissal in accordance with the rules of the Receiving Company or the rules of the Assignor Company, the Seconded Employee shall be returned to the Assignor Company and the rules of the Assignor Company shall apply.

Article 11 Benefits

The Assignor Company shall pay the benefits of the Seconded Employee in accordance with the rules of the Assignor Company.

Article 12 Handling in the Absence of Rules

If there is no rule that should be applied to the Seconded Employee at the Receiving Company, the details thereof shall be determined separately upon consultation between both parties, taking into consideration the nature of the duties at the Receiving Company.

Chapter 4 General Provisions

Article 13 Mutual Communication

Both parties shall mutually communicate the following matters regarding the Seconded Employee.

(1)	Matters to be communicated from the Assignor Company to the Receiving Company

①	Date of issuance of secondment order and date of assignment

②	Other matters requested by the Receiving Company

(2)	Matters to be communicated from the Receiving Company to the Assignor Company

①	The Seconded Employee’s working hours, holidays, and leave at the Receiving Company

②	The Seconded Employee’s attendance and work performance at the Receiving Company

③	Other matters requested by the Assignor Company to be communicated.

Article 14 Confidentiality

Both parties shall hold in strict confidence the information of the other party (including personal information) learned through this Agreement, during the term of this Agreement, and for two years after the termination of this Agreement (with regard to personal information, indefinitely), and shall not disclose, provide, or leak any confidential information to a third party, or use it for any purpose other than the performance of this Agreement without the prior written consent of the other party.

Article 15 Termination of the Secondment and Return to Assignor Company

1.

Notwithstanding Article 1, Paragraph 4, either party may terminate the secondment by notifying the other party at least one month in advance; provided, however, that if there are unavoidable circumstances, or if both parties agree, the secondment may be terminated within one month.

2.	When the secondment ends, the Seconded Employee shall return to the Assignor Company.

Article 16 Effective Term Duration

The effective term duration of this Agreement is from May 1, 2022 through September 30, 2022; provided, however, that if neither party makes a request for agreement termination or an amendment of agreement terms by one month before the expiration of the effective term, the effective term duration and the secondment term will be extended for a further six-month period, the secondment termination date will be the expiration date of the relevant term, and the same will apply thereafter.

Article 17 Consultation

If any doubt arises in relation to this Agreement, or if any doubt arises regarding any unspecified matters or the interpretation of any provision hereunder, both parties shall seek to resolve the matter through consultation in good faith on each such occasion.

Article 18 Jurisdiction

Depending on the amount in controversy, the Tokyo District Court or the Tokyo Summary Court will be the court of first instance with exclusive agreed jurisdiction with respect to any lawsuit concerning this Agreement.

Article 19 Governing Law

The formation, validity, performance, and interpretation of this Agreement is governed by the laws of Japan.

As evidence of the execution of this Agreement, the parties have caused an electromagnetic record of this document to be prepared, and after affixing their electronic signatures hereto, each party shall retain such record or a copy thereof. Alternatively, if executed in writing, as evidence of the execution of this memorandum of understanding, the parties have caused two original copies of this document to be prepared, and after affixing their names and names and seals thereto, each retains one original copy.

May 1, 2022

Assignor Company: 1-3 Kioicho, Chiyoda-ku, Tokyo PayPay Corporation Representative Director, Ichiro Nakayama	[***]

Receiving Company: 1-3 Kioicho, Chiyoda-ku, Tokyo Z Holdings Corporation President and Representative Director Kentaro Kawabe	[***]

Exhibit

1.	The Seconded Employee information is as follows.

Secondee name	Position at Receiving Company	Secondment ratio	Secondment start date	Secondment end date
[***]	[***]	[***]	[***]	[***]

2.	[***]

(1) Amount:	The amount obtained by multiplying the total of the monthly salary and bonus of the Seconded Employee at the Assignor Company and the Assignor Company’s portion of insurance premiums and other actual expenses borne by the Assignor Company for the Seconded Employee by the Secondment Ratio.

(2) Payment method:	The Receiving Company shall transfer the amount set forth in the preceding item for the current month to the designated bank account of the Assignor Company by the last day of the following month (or the preceding bank business day if such day is a bank holiday). The Receiving Company shall bear the transfer fee.